Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED RESEARCH COLLABORATION AND COMMERCIAL LICENSE AGREEMENT

This Third Amendment (the “Third A&R Amendment”) to the Amended and Restated Research Collaboration and Commercial License Agreement, dated January 29, 2016, as amended from time to time (the “Original Agreement”), made as of this30th day of October, 2017 (the “Third A&R Amendment Effective Date”), is by and between

MERSANA THERAPEUTICS, INC., a Delaware corporation, having its principal place of business at 840 Memorial Drive Cambridge, MA 02139 (hereinafter referred to as “MTI”)

and

MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation, a wholly-owned subsidiary of Takeda Pharmaceutical Company Limited, having its principal place of business at 40 Landsdowne Street, Cambridge, MA 02139 (hereinafter referred to as “Licensee”).

MTI and Licensee may sometimes individually be referred to hereafter as a “Party” or collectively as the “Parties”.

Introduction

WHEREAS, MTI and Licensee entered into the Original Agreement, as amended by the First Amendment to the Original Agreement dated March 9, 2017 and the Second Amendment to the Original Agreement dated August 2, 2017 (together with this Third A&R Amendment, the “Agreement”); and

WHEREAS, MTI and Licensee wish to amend the Original Agreement as set forth in this Third A&R Amendment to set forth a process that permits research activities be conducted by the Parties following expiration of any Research Program Term on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and further good and valuable consideration, MTI and Licensee agree to amend the Original Agreement as follows:

Article 1.

Amendments

Section 1.1. Existing Definitions. Terms used herein without further definition shall have the same meanings ascribed to them as in the Agreement.

Section 1.2. New Definitions. The following new definitions are hereby added to Article 1 of the Original Agreement in alphabetical order:

(a)	“Subsequent Research Program” has the meaning set forth in Section 2.3.

(b)	“Subsequent Research Program Notice” has the meaning set forth in Section 2.3.

(c)	“Subsequent Research Program Plan” has the meaning set forth in Section 2.3.

(d)	“Third A&R Amendment” means the Third A&R Amendment to this Agreement, dated as of the Third A&R Amendment Effective Date.

(e)	“Third A&R Amendment Effective Date” means October 30, 2017.

Section 1.3. Activities Conducted Following Expiration of a Research Program Term for any Designated Target Antigen. Five sentences shall be added to the end of Section 2.3 of the Original Agreement as follows:

“Notwithstanding anything to the contrary in this Section 2.3, following the expiration or termination of the Research Program Term for any Designated Target Antigen, Licensee may request in writing at any time during the Term (a “Subsequent Research Program Notice”) that MTI conduct certain research activities related to such Designated Target Antigen (a “Subsequent Research Program”). Following MTI’s receipt of the Subsequent Research Program Notice, the Parties shall work in good faith to mutually agree upon a written work plan (a “Subsequent Research Program Plan”) setting forth at a minimum: (a) the activities to be conducted under the Subsequent Research Program and the timeline for completion of such activities, as appropriate and (b) the reasonable fees (and the associated payment schedule therefore), if any, that the Parties mutually agree that Licensee will pay to MTI to conduct such Subsequent Research Program. For clarity, “reasonable fees” may consist of: (a) Supply Fees, (b) FTE Fees, (c) a combination of the foregoing (a) and (b), and/or (d) some other consideration as reasonably determined by the Parties. If the Parties mutually agree upon a Subsequent Research Program Plan, then except as expressly set forth therein, such Subsequent Research Program Plan and Subsequent Research Program shall be deemed for all purposes to be governed by the terms and conditions of the Agreement, including but not limited to Article 10 and Article 11 of the Agreement, as if such Subsequent Research Program was part of the original applicable Research Program and such Subsequent Research Program Plan was conducted during the applicable Research Program Term. Notwithstanding the foregoing, neither Party shall have any obligations to the other Party to perform work related to a Subsequent Research Program if the Parties fail to mutually agree upon a Subsequent Research Program Plan.”

Article 2.

Miscellaneous

Section 2.1. Effectiveness. Except as set forth in this Third A&R Amendment, all terms and conditions of the Original Agreement are hereby ratified and shall remain in full force and effect. Amendments made pursuant to this Third A&R Amendment shall be effective as of the Third A&R Amendment Effective Date.

Section 2.2. Conflicts. In the event of a conflict between a provision of the Original Agreement and a provision of this Third A&R Amendment, the provisions of this Third A&R Amendment shall control to the extent of such conflict.

Section 2.3. Counterparts. This Third A&R Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be signed or delivered by facsimile or electronically scanned signature page.

[Remainder of Page Left Intentionally Blank. Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have executed this Third A&R Amendment to the Amended and Restated Research Collaboration and Commercial License Agreement to be effective as of the Third A&R Amendment Effective Date.

MERSANA THERAPEUTICS, INC.

By: /s/

Name: Eva Jack

Title: Chief Business Officer

MILLENNIUM PHARMACEUTICALS, INC.

By: /s/

Name: Dan Curran

Title: Head of External Innovation

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]